UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BOXLIGHT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TO OUR SHAREHOLDERS:

The market we serve has been highly dynamic over the past few years. Following two years of rapid industry growth in fiscal 2021 and 2022, fueled in part by government spending resulting from the COVID pandemic, the industry retreated closer to pre-pandemic levels in fiscal 2023. As a result, the entire industry experienced a contraction. Boxlight revenues and Adjusted EBITDA declined to $177 million and $12.6 million, respectively, from $222 million and $18.9 million in fiscal 2022. We are optimistic that as the industry adjusts, 2024 industry levels will remain roughly consistent with 2023, with a return to modest growth in 2025.

In the face of these challenging industry dynamics, the Company has made notable changes to reposition itself to achieve optimum profitability, while continuing to offer advances in product and solution delivery to our ever-changing customer needs. We have great appreciation for the contributions our prior CEO Michael Pope and his leadership made to our current position. I am excited to be a part of the next phase of Boxlight’s journey, and since my appointment as interim CEO in January 2024 have focused on connecting with the dedicated, high-quality people, partners and customers that make up our ecosystem. We’ve also made meaningful adjustments to our management structure that are geared at bringing us closer and more tightly aligned with customers in all of our markets.

Since the start of the year, we have taken important steps towards optimizing the integration of our various products and processes and maximizing our operating effectiveness and efficiency. We have streamlined the structure of our sales team to allow us timely responses to customer demand and industry changes, thereby allowing us to make quicker and more accurate decisions and deliver more accurate forecasts to key external parties. In addition, we continue to assess ways to streamline and integrate our product solutions and offerings with a goal to provide our customers with a clear and consistent value proposition every time we go to market.

We have also taken a conscious approach to reduce our expense structure where appropriate. For the fiscal year ended December 31, 2023, we reported $89.6 million in operating expenses, or $64.4 million exclusive of $25.2 million non-cash impairment charges, compared to $61.8 in the fiscal year ended December 31, 2022. To date in 2023, we have made operating expense reductions that will save us approximately $5.0 million on an annual basis. We expect to begin realizing these savings in the second quarter of 2024. Our goal is to reduce our operating expense structure to approximately $12.0-$13.0 million per quarter by the end of 2024.

Optimizing our capital structure is also key to driving value for our shareholders. To that end, we are actively working to refinance our existing credit facility on more favorable terms. During fiscal 2023, we generated approximately $11.6 million in cash flows from operations, allowing us to pay down our debt facility by approximately $9 million since the start of fiscal 2023. As of March 31, 2024, our debt balance was a manageable $40.9 million, representing less than 2x current assets and 3x Adjusted EBITDA.

We recognize that these efforts are just the beginning and there is much work still to be done. However, we believe we are financially well positioned for both current opportunities and future growth for the organization.

At December 31, 2023, our balance sheet position includes $11.8 million in cash, $39.2 million in inventory and $46.6 million in working capital. Our inventory position, in particular, is strong in each of our key markets and across all of our key products. However, we may seek additional liquidity for working capital purposes to meet increasing customer demands for our key products.

Market valuations have been challenging over the last year, particularly for microcap technology stocks, driven by broader economic concerns and a bearish sentiment. As a result (and further taking into account our lower financial performance) our stock price declined to under the $1.00 per share price required for continued listing on the Nasdaq Capital Market. On February 29, 2024, Nasdaq provided us with a 180-day extension to regain compliance, but in the event our stock price does not organically increase to the $1.00 minimum bid price requirement in accordance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) by August 26, 2024 we will need to consider another reverse stock split to maintain our Nasdaq listing. If we are not in compliance with the Bid Price Rule by August 26, 2024, we may be afforded a second 180 calendar day period to regain compliance.

In contrast to various competitors, Boxlight is truly a diverse and global company. While headquartered in Atlanta, Georgia, a substantial portion of our business emanates from EMEA and LATAM, in addition to a strong position in the USA. Boxlight’s solution set includes audio, STEM, training and development and courseware offerings. This geographic and product diversity remains unique in our market. Our software solutions that cotnain sensitive student and user data are developed and housed in the U.S. and Western Europe, and we can certify that user data is not accessible by foreign corporations or governments.

Market conditions are always changing, and we view those changes as opportunities for Boxlight. Our commitment to our partners and stakeholders is to be energetic and vigilant in recognizing and responding to market signals, which we view as the key to our increased and ongoing success.

Sincerely,

Dale Strang

Interim Chief Executive Officer

Safe Harbor Statement Regarding Forward-Looking Statements

This letter and the accompanying Proxy Statement include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future plans and profitability and environmental, social and governance plans and goals. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking information is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this letter and the accompanying Proxy Statement. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “objective,” “seek,” “will,” “expect,” “intend,” “estimate,” “target,” “aim,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the risk factors listed in our most recent Annual Report on Form 10-K and subsequent periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information or otherwise.

Notice of Annual Meeting of Shareholders

DATE AND TIME	VIRTUAL MEETING	RECORD DATE
Monday, July 22, 2024 at 11 am ET	This year’s meeting will be held online at: www.virtualshareholdermeeting.com/BOXL2024	June 12, 2024

ITEMS OF BUSINESS	BOARD VOTING RECOMMENDATION
Proposal No. 1: Elect seven (7) directors named in the attached Proxy Statement to serve until the 2025 Annual Meeting of shareholders	FOR each director nominee
Proposal No. 2: To ratify appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR
Proposal No. 3: To approve (on an advisory basis) the Company’s executive compensation.	FOR
Proposal No. 4: To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.	FOR

This notice, Proxy Statement and voting instructions are being mailed to shareholders beginning on or about June 13, 2024.

Your vote is important

Regardless of whether you plan to attend the live virtual meeting, we encourage you to vote as soon as possible in one of the following ways:

VIA THE INTERNET	BY TELEPHONE	BY MAIL	AT THE VIRTUAL MEETING
Visit the website listed on your proxy card	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope	Attend the Annual Meeting online at www.virtualshareholdermeeting.com/BOXL2024

Dale Strang

Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Monday, July 22, 2024 at 11 am ET. Our Proxy Statement and Annual Report for the fiscal year ended December 31, 2023 on Form 10-K (the “Annual Report”) are available online on our website at www.boxlight.com.

Table of Contents

PROXY SUMMARY	1
Meeting Information	1
Introduction of Director Nominees	3
Compensation Highlights	4
Board of Directors and Corporate Governance	5
Director Biographies	5
Board of Directors Diversity Matrix	8
Director Independence	10
Board Leadership Structure	10
Board Meetings and Committees	11
Considerations in Evaluating Director Nominees	14
Shareholder Recommendations for Nominations to the Board of Directors	14
Communications with the Board of Directors	14
Corporate Governance Guidelines and Code of Conduct and Ethics	14
Role of the Board of Directors in Risk Oversight	15
Director Compensation	15
PROPOSAL 1: ELECTION OF DIRECTORS	17
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
Proposal 3: Advisory Vote on Executive Compensation (“Say-on-Pay”)	23
AUDIT COMMITTEE REPORT	24
EXECUTIVE COMPENSATION	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
RELATED PARTY TRANSACTIONS	35
QUESTIONS & ANSWERS ABOUT THE MEETING	36
OTHER MATTERS	42

Proxy Summary

About the Meeting

DATE AND TIME Monday, July 22, 2024 at 11 am ET VIRTUAL MEETING The Annual Meeting can be accessed virtually via the Internet by visiting www.virtualshareholdermeeting.com/BOXL2024		RECORD DATE June 12, 2024 STOCK EXCHANGE Boxlight’s Class A common stock is listed on the Nasdaq Capital market under the symbol “BOXL.”
PROXY VOTING

Internet	Virtual Meeting	Phone	Mail
Visit the website listed on your proxy card	Attend the Annual Meeting online at www.virtualshareholdermeeting.com/BOXL2024	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope

BOXLIGHT CORPORATION	1

PROPOSAL 1: ELECTION OF DIRECTORS
The board of directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The board of directors recommends that you vote FOR the ratification of FORVIS, LLP. We believe the firm has sufficient knowledge and experience to provide our company with a wide range of accounting services that are on par with the best offered in the industry.

PROPOSAL 3: EXECUTIVE COMPENSATION
The board of directors recommends that you vote FOR the approval of the Company’s executive compensation plan, on an advisory basis. We believe the numbers that we have prepared are fair and in the best interest of the Company’s executives and shareholders alike.

2	2024 PROXY STATEMENT

introduction to our Board of Directors

Name and Position	Age	Other Public Board Memberships	Committee Memberships
			Audit	Compensation	Nominating & Corporate Governance
DALE STRANG INTERIM CHIEF EXECUTIVE OFFICER AND DIRECTOR	64
R. Wayne Jackson CHAIRMAN AND INDEPENDENT DIRECTOR	66		C
MICHAEL POPE NON-EXECUTIVE DIRECTOR	43
James Mark Elliott INDEPENDENT DIRECTOR	71
Tiffany Kuo INDEPENDENT DIRECTOR	34		M	C	M
Rudolph F. Crew INDEPENDENT DIRECTOR	73		M	M	M
Charles P. Amos INDEPENDENT DIRECTOR	57			M	C

C = Chair   I   M = Member

BOXLIGHT CORPORATION	3

Compensation Highlights

WHAT WE DO

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our board of directors has adopted written charters for each of these committees. Copies of the charters are available on our website at www.boxlight.com. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

WHAT WE DO NOT DO

•         We do not allow repricing of stock options without the board of directors and compensation committee approval.

•         We do not provide change of control payments or gross-up of related excise taxes.

•     Dividend equivalents will not be paid unless vesting and performance conditions for restricted stock units (“RSUs”), to which such rights attach, are met.

•         We do not provide significant perquisites to our named executive officers.

4	2024 PROXY STATEMENT

Board of Directors and Corporate Governance

Below is biographical information about each of our directors:

Dale Strang. Mr. Strang has been a director of our Company since August 10, 2017 and became our Interim Chief Executive Officer in January 2024. Prior to becoming Interim Chief Executive Officer, Mr. Strang served as Chairman of our Compensation Committee and as a member of the Audit Committee and the Nominating & Corporate Governance Committee. Most recently, he served as Vice President of Strategic Partnerships for Johnson Controls International plc, a global producer of building products and systems, from June 2018 to July 2023. He has served as a Senior Vice President of Media Strategy & Operations at Healthline Networks since 2015. Mr. Strang was President and Chief Executive officer of SpinMedia from 2013 to 2015. Mr. Strang was the Chief Executive Officer and President at Viximo from 2010 to 2012. Mr. Strang has over 25 years of media experience with successful businesses including IDG, Ziff-Davis and IGN/Fox Interactive. Mr. Strang has more than 18 years of experience in consumer technology and video game publishing, including 14 years at the senior management level. He served as Executive Vice President and General Manager, Media Division, of IGN Entertainment. In this position, he oversaw advertising sales, marketing and the production of editorial content for all IGN entertainment media properties. We believe Mr. Stang’s experience in business, advertising and marketing will add value and insight to our board of directors.

R. Wayne Jackson. Mr. Jackson has been a director of our Company since June 2020 and became our Chairman of the board of directors on January 4, 2024. In addition, Mr. Jackson serves as Chairman of our Audit Committee. From July 2015 to December 2019, Mr. Jackson served as the Chief Financial Officer of Secureworks Corp. Before joining Secureworks Corp., from May 2003 until June 2015, Mr. Jackson was a partner at PricewaterhouseCoopers, LLP, an independent registered public accounting firm (“PwC”). At PwC, Mr. Jackson was the lead engagement partner for a number of the firm’s largest public company clients before leaving the firm in June 2015. In addition, he served as the global leader of PwC’s Entertainment and Media Group from June 2004 through June 2007. Mr. Jackson also served at PwC in a variety of roles between July 1979 and January 2000, including a partner in its Entertainment, Media and Communications group from 1991 through 1999. From January 2000 to October 2002, Mr. Jackson was Chief Financial Officer and Senior Vice President of Concert Communications Services (“Concert”), a global joint venture created by AT&T Inc. and British Telecommunications plc, two global telecommunications companies. In his role as Chief Financial Officer of Concert, Mr. Jackson was responsible for all finance, treasury, budget, planning and forecast functions for the company. Mr. Jackson is a certified public accountant, and his work as an experienced CFO and partner at PwC qualify him as a financial expert.

BOXLIGHT CORPORATION	5

Michael Pope. Mr. Pope has served as a director of our Company since September 2014. From July 2015 until November 2020, Mr. Pope also served as our president and from March 2020 to January 2024 served as our Chairman and Chief Executive Officer. On January 12, 2024 Mr. Pope ceased being our Chairman and Chief Executive Officer, but remains as a non-executive member of our board of directors. Mr. Pope currently serves as the manager of Yalecrest Partners, LLC, and Yalecrest GP 1 LLC, the investment advisor and general partner, respectively, to Yalecrest Fund I, LP, an Atlanta based private mergers and acquisition and private investment fund, and as a member of the investment advisor and general partner of Yalecrest’s predecessor, Skypeak Fund I LP, a private equity fund focused on strategic investment opportunities. From October 2011 to October 2016, Mr. Pope served as Managing Director at Vert Capital, a Los Angeles based merchant bank, and its affiliates, managing portfolio holdings in the education, consumer products, technology and digital media sectors. Prior to joining Vert Capital, from May 2008 to October 2011, Mr. Pope was Chief Financial Officer and Chief Operating Officer for the Taylor Family in Salt Lake City, managing family investment holdings in consumer products, professional services, real estate and education. Mr. Pope also held positions including Senior SEC Reporting Accountant at Omniture (previously listed on Nasdaq and acquired by Adobe (Nasdaq: ADBE) in 2009) and Assurance Associate at Grant Thornton. Mr. Pope serves on the boards of various organizations including Focus Universal, Inc. (Nasdaq: FCUV) and Novo Integrated Sciences, Inc. (Nasdaq: NVOS). Mr. Pope earned his undergraduate and graduate degrees in accounting from Brigham Young University with academic honors. Our board of directors believes Mr. Pope’s industry experience and knowledge of Boxlight makes him a valuable member of our board of directors.

James Mark Elliott. Mr. Elliott has served on our board of directors since 2014. Mr. Elliot also serves as a consultant to provide sales, marketing, management and related consulting services to the Company. Prior to 2014, Mr. Elliot served as our Chief Commercial Officer from January 2020 until January 2021. He previously served as our Chief Executive Officer from September 2014 until January 2020. From 2012 to June 2017, Mr. Elliott has also served as the President of Genesis, which was dissolved and merged into Boxlight in June 2017. From 2005 through 2012, he was the President of Promethean, Inc., a manufacturer and distributor of whiteboards and interactive learning devices and led the team that grew Promethean in the Americas from $5 million in revenue to $250 million, with over 1,300,000 interactive whiteboards installed around the world. Throughout his career, Mr. Elliott has held senior executive roles, including president, senior vice president or director roles with Apple Computer, Lawson Software, E3 Corporation, PowerCerv Technologies, Tandem Computers, and Unisys/Burroughs. Mr. Elliott received a BBA in Economics from the University of North Georgia and a Master of Science degree in Industrial Management from Georgia Institute of Technology. Based on Mr. Elliott’s position as the Chief Executive Officer of both the Company and Genesis, and his executive level experience in interactive learning devices and computer technology industries, our board of directors believes that Mr. Elliott has the appropriate set of skills to serve as a member of our board of directors.

Tiffany Kuo. Mrs. Kuo has been a director of our Company since September 2014. She currently is leading and shaping product development for Microsoft’s healthcare business. Additionally, she is also a Senior Venture Partner at Pioneer Fund, leading investments in the VC’s later-stage investments. Prior to that, from 2011 until 2014 and then from 2017 until 2020, Mrs. Kuo worked at Deloitte Consulting where she built and launched digital health and life sciences innovations. She also co-founded a Ycombinator-backed personalized health start-up, Multiply Labs. Ms. Kuo graduated from Rice University with a Bachelor of Science and Master of Science in Electrical Engineering in 2011 and obtained an MBA from the Sloan Master of Business Administration Program at The Massachusetts Institute of Technology. We believe that Mrs. Kuo’s experience in business strategy, product, and operations adds value and insight to our board of directors.

6	2024 PROXY STATEMENT

Rudolph F. Crew. Dr. Crew has been a director of our Company since April 2015. Since August 2013, Dr. Crew has served as the President of Medgar Evers College. From July 2012 to July 2013, he was the chief education officer at Oregon Education Investment Board, overseeing the PK-16 system. From September 2011 to July 2012, Dr. Crew served as the president of K12 Division at Revolution Prep, a company that offers preparation courses for the SAT and ACT standardized achievement tests. Prior to that, from January 2009 to July 2013, he was a professor at USC Rossier School of Education, teaching graduate school courses. From January 2009 to September 2011, Dr. Crew also served as the president of Global Partnership Schools, an organization that offers planning support services and collaborative programs to public schools and school districts. Dr. Crew received his bachelor’s degree in management from Babson College in 1972. He earned his master’s degree in urban education in 1973 and his doctoral degree in educational administration in 1978, both from the University of Massachusetts. We believe that Dr. Crew’s in-depth knowledge and extensive experience in education field make him a valuable member of our board of directors.

Charles P. Amos. Mr. Amos has been a director of our Company since June 2020 and is a 30-year veteran of the education market and has served in a number of leadership and board positions over that time. Most recently Mr. Amos served as the CEO of GuideK12, a K-12 education focused data analytics company from June 2012 to February of 2020. GuideK12 was acquired by Forecast 5 in February of 2020. He has been CEO of The Amos Group since August of 2007. Prior to 2008, Mr. Amos served as the CEO and Chairman of Atomic Learning (now called Hoonuit), as well as serving in sales leadership positions at Apple and EdTech, LLC. Mr. Amos received a B.S. in Business with an emphasis on finance. Mr. Amos’ 30 years of experience in the US and international K-12 market and his long track record as a successful entrepreneur makes him ideally suited to and valued as a member of our board of directors.

BOXLIGHT CORPORATION	7

BOARD DIVERSITY matrix

We believe that our board of directors should consist of individuals reflecting the diversity represented by our employees, customers, and the communities in which we operate. The below table provides information related to the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Total Number of Directors: 7	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographics Background	-

8	2024 PROXY STATEMENT

nominees for Director

Dale Strang Interim Chief Executive Officer and Director	Age: 64 Director since: August 2017 Committees: N/A
R. Wayne Jackson Chairman of the Board of Directors	Age: 66 Director since: June 2020 Committees: Audit (Chair)
Michael Pope Non-Executive Director	Age: 43 Director since: September 2014 Committees: N/A

James Mark Elliott Independent Director	Age: 71 Director since: September 2014 Committees: N/A

Tiffany Kuo Independent Director	Age: 34 Director since: September 2014 Committees: Audit, Compensation (Chair), and Nominating & Corporate Governance

Rudolph F. Crew Independent Director	Age: 73 Director since: August 2015 Committees: Audit, Compensation, and Nominating & Corporate Governance
Nominating & Corporate Governance (Chair)
Charles P. Amos Independent Director	Age: 57 Director since: June 2020 Committees: Compensation, Nominating & Corporate Governance (Chair)

BOXLIGHT CORPORATION	9

Director Independence

There are no family relationships among any of our directors and executive officers. As of the date of this Proxy Statement, Dr. Rudolph F. Crew, Tiffany Kuo, Charles P. Amos, Mark Elliott and R. Wayne Jackson are our independent directors. As a Nasdaq listed company, we believe that the foregoing directors satisfy the definition of “independent director” under Nasdaq Rule 5605(a)(2). In making this determination, our board of directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Board Leadership Structure

Mr. Strang holds the positions of Interim Chief Executive Officer and a member of the board of directors of the Company. The board of directors believes that Mr. Strang’s services as both Interim Chief Executive Officer and a member of the board of directors are in the best interest of the Company and its shareholders. Mr. Strang possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us in our business and is thus best positioned to develop agendas that ensure that the board of directors’ time and attention are focused on the most critical matters relating to the Company’s business. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our shareholders, employees and customers.

The board of directors has not designated a lead director. Wayne Jackson, as Chairman of the board of directors and/or the independent directors can call and plan their executive sessions collaboratively and, between meetings of the board of directors, communicate with management and one another directly. Under these circumstances, the directors believe designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors.

The board of directors receives regular reports from the Interim Chief Executive Officer and members of senior management on operational, financial, legal and regulatory issues and risks. The Audit Committee of the board of directors additionally is charged under its charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management, the Company’s internal auditors and the Company’s independent auditors. Whenever a committee of the board of directors receives a report involving risk identification, risk management or risk mitigation, the chairman of the committee reports on that discussion, as appropriate, to the full board of directors during the next board meeting.

10	2024 PROXY STATEMENT

Board Meetings and Committees

The board of directors held 13 meetings and took 6 actions by written consent during 2023. During 2023, no director attended fewer than 75% of the meetings of the board of directors and board committees of which the director was a member.

It is the policy of the board of directors that all directors should attend the annual meetings in person or by teleconference.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING & CORPORATE GOVERNANCE COMMITTEE
R. Wayne Jackson (Chair) Rudolph F. Crew Tiffany Kuo	Tiffany Kuo (Chair) Charles P. Amos Rudolph F. Crew	Charles P. Amos (Chair) Rudolph F. Crew Tiffany Kuo

Audit Committee. According to its charter, the Audit Committee is to consist of at least three members, each of whom shall be a non-employee director who has been determined by the board of directors to meet the independence requirements under Nasdaq rules, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). A copy of our Audit Committee charter is located under the “Corporate Governance” tab on our website at www.boxlight.com. At present, the Audit Committee members consist of Mr. Jackson, Ms. Kuo, and Dr. Crew. Dale Strang resigned from the Audit Committee on January 4, 2024. All members of the Audit Committee are independent directors. The Audit Committee will assist the board of directors by overseeing the performance of the independent auditors and the quality and integrity of our internal accounting, auditing, and financial reporting practices. The Audit Committee is responsible for retaining (subject to shareholder ratification) and, as necessary, terminating the engagement of, the independent auditors, annually reviewing the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approving audit and non-audit services to be performed by the auditors and related fees. Our board of directors had previously determined Mr. Jackson meets the requirements of being an “audit committee financial expert,” as defined by the rules and regulations of the SEC, and, as a result, he serves as chair of the Audit Committee.

Compensation Committee. The Compensation Committee members are Ms. Kuo, Mr. Amos and Dr. Crew, with Ms. Kuo serving as chair of the Compensation Committee. Dale Strang resigned from the Compensation Committee on January 4, 2024. The Compensation Committee makes recommendations to the board of directors concerning salaries and incentive compensation for our officers, including our principal executive officer, and employees and administers our stock option plans. A copy of our Compensation Committee charter is located under the “Corporate Governance” tab on our website at www.boxlight.com.

BOXLIGHT CORPORATION	11

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee members are Mr. Amos, Dr. Crew and Ms. Kuo, with Mr. Amos serving as chair of the Corporate Governance and Nominating Committee. Dale Strang resigned from the Corporate Governance and Nominating Committee on January 4, 2024. All members of the Corporate Governance and Nominating Committee are independent directors. The Corporate Governance and Nominating Committee assists the board of directors in identifying qualified individuals to become board members, in determining the composition of the board of directors and in monitoring the process to assess the effectiveness of the board of directors. A copy of our Corporate Governance and Nominating Committee charter is located under the “Corporate Governance” tab on our website at www.boxlight.com.

Audit Committee

MEMBERS	MEETINGS HELD IN 2023: 4
R. Wayne Jackson (Chair) Rudolph F. Crew Tiffany Kuo
KEY RESPONSIBILITIES

•         Review and discuss the financial statements for the year ended.

•     Discuss with the Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended.

•         Review written disclosures and letters from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accounting firm’s communications with the Audit Committee concerning independence and discuss the independence of the independent registered accounting firm.

COMPENSATION Committee

MEMBERS	MEETINGS HELD IN 2023: 12
Tiffany Kuo (Chair) Charles P. Amos Rudolph F. Crew
KEY RESPONSIBILITIES
• Make recommendations to the board of directors concerning the salaries and incentive compensation for our officers, including our principal executive officer, and employees and also administers our stock option plan.

12	2024 PROXY STATEMENT

NOMINATING AND CORPORATE GOVERNANCE Committee

MEMBERS	MEETINGS HELD IN 2023: 1
Charles P. Amos (Chair) Rudolph F. Crew Tiffany Kuo
KEY RESPONSIBILITIES
• Assist the board of directors in identifying qualified individuals to become board members, in determining the composition of the board of directors and in monitoring board effectiveness.

BOXLIGHT CORPORATION	13

Considerations in Evaluating Director Nominees

The board of directors is responsible for overseeing the Company’s business, in accordance with its fiduciary duty to the Company’s shareholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. There are general requirements for service on the board of directors that are applicable to directors and there are other skills and experience that should be represented on the board of directors as a whole but not necessarily by each director. The Corporate Governance and Nominating Committee considers the qualifications of director candidates individually and in the broader context of the board of directors’ overall composition and the Company’s current and future needs.

SHAREholder Recommendations for Nominations to the Board of Directors

We do not currently have a procedure by which shareholders may recommend nominees to the board of directors. Prior to the listing of our Class A common stock on Nasdaq, as a private company with a limited shareholder base, we did not believe that it was important to provide such a procedure. However, as a publicly traded Nasdaq company with the requirement to hold annual shareholder meetings, we may consider implementing such a policy in the future.

Communications with the Board of Directors

Shareholders can mail communications to the board of directors, c/o Secretary, Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, who will forward the correspondence to each addressee.

BY EMAIL investor.relations@boxlight.com	BY WRITING 2750 Premiere Parkway, Suite 900 Duluth, Georgia 30097

Corporate Governance Guidelines and Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be made available on the Corporate Governance section of our website, which is located at www.boxlight.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

14	2024 PROXY STATEMENT

Role of the Board of Directors in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of the risks that we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors oversight of the performance of our internal audit function. Our Corporate Governance and Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking or promote behaviors contra to our Code of Business Conduct.

Director Compensation

Beginning in Q2 2023 and through the 2024 annual meeting, our non-employee directors receive annual cash compensation consisting of a $35,000 retainer. There is no per-meeting fee for Board of Directors meetings. Members of the Audit Committee (other than the chairman) receive a retainer of $6,000 and the Chairman of the Audit Committee receives a $12,000 retainer. Members of the Compensation Committee (other than the chairman) receive a retainer of $3,600 and the Chairman of the Compensation Committee receives a $7,200 retainer. Members of the Nominating and Governance Committee (other than the chairman) receive a retainer of $2,700 and the Chairman of the Nominating and Governance Committee receives a retainer of $5,000.

We reimburse all members of our board of directors for their direct out-of-pocket expenses incurred in attending meetings of our board of directors. This table summarizes the compensation paid to each of our non-executive directors and independent directors during the fiscal year ended December 31, 2023 who served in such capacity at any time during such fiscal year.

BOXLIGHT CORPORATION	15

EQUITY COMPENSATION

	Fees Earned or	Stock
	Paid in Cash	Awards (1)	Total
Name	($)	($)	($)
Rudolph F. Crew	35,475	70,000	105,475
James Mark Elliott	26,250	70,000	96,250
Dale Strang	38,175	70,000	108,175
Tiffany Kuo	26,250	70,000	96,250
Charles P. Amos	32,700	70,000	102,700
R. Wayne Jackson	35,250	70,000	105,250

(1)	Each director was granted 35,176 restricted stock units, which units automatically convert into an equal number of shares Class A common stock upon vesting, with vesting to occur in equal monthly installments over a one-year period.

16	2024 PROXY STATEMENT

Proposal 1: Election of Directors

What am I voting on and how should I vote?

You are being asked to elect seven (7) directors at the Annual Meeting. Each of the directors elected at the Annual Meeting will commence their term at the end of the Annual Meeting and serve until the next Annual Meeting, until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

We believe that each of the nominees brings a set of experience and qualifications that position our board of directors well to lead the Company in the best interest of shareholders.

The board of directors therefore recommends you vote “FOR” each of the nominees set forth below.

Nominees

1.	R. Wayne Jackson (Chairman)
2.	James Mark Elliott
3.	Tiffany Kuo
4.	Rudolph F. Crew
5.	Dale Strang
6.	Michael Pope
7.	Charles P. Amos

Vote Required

Each director is elected by a plurality of the votes cast by the shares present in person or by proxy and entitled to vote at our 2024 Annual Meeting. Votes withheld and broker non-votes will have no effect.

BOXLIGHT CORPORATION	17

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

What am I voting on and how should I vote?

You are being asked to ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Although our governing documents do not require us to submit this matter to shareholders, the rules of the Nasdaq Stock Market require that we submit this matter to a vote, and the board of directors also believes that asking shareholders to ratify the appointment of FORVIS, LLP is consistent with best practices in corporate governance.

We believe that FORVIS, LLP offers services on par with the best in their industry and is sufficiently qualified to conduct their duties as independent auditor.

The board of directors therefore recommends that you vote “FOR” the ratification of the appointment of FORVIS, LLP as Boxlight’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Company was notified by Dixon Hughes Goodman LLP ("DHG") that DHG was merging with BKD, LLP ("BKD") on June 1, 2022, with their combined entities operating under the name FORVIS, LLP. The Audit Committee of the Company’s Board of Directors approved the engagement of FORVIS, LLP, the successor in the merger of DHG and BKD, as the Company’s independent registered public accounting firm, effective  June 1, 2022, and FORVIS has served as our independent registered public accounting firm since such date.

The Audit Committee has selected and appointed the firm Forvis, LLP as the independent registered public accounting firm to examine our financial statements for the year ending December 31, 2024. Forvis, LLP audited our 2023 and 2022 annual financial statements. We expect a representative of Forvis, LLP will attend the Annual Meeting.

Ratification of the selection of Forvis, LLP is not required by our Bylaws or otherwise. The board of directors is submitting the selection to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time after the Annual Meeting if it determines such a change would be in the interests of the Company and its stockholders.

18	2024 PROXY STATEMENT

Fees Paid to the Independent Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by FORVIS, LLP for our fiscal years ended 2023 and 2022.

	2023	2022

Audit Fees [1]	$849,529	$722,243
Audit-Related Fees[2]	$-	$34,862
Tax Fees [3]	$190,064	$110,854
All Other Fees[4]	$-	$-
Total Fees	$1,039,593	$867,959

1.	Audit fees consist of fees for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
2.	Audit-related fees are fees related to assurance and related services that are traditionally performed by an external auditor.
3.	Tax fees include the preparation of federal tax returns as well as tax planning and consultation on new tax legislation, regulations, rulings, and developments.
4.	All other fees are fees billed for any services not included in the first three categories.

BOXLIGHT CORPORATION	19

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Company by its independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audits, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent registered public accounting firm and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis. Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent registered public accounting firm as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

•	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;
•	provision by the independent registered public accounting firm to the Company of strategic consulting services of the type typically provided by management consulting firms; or
•	the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company’s financial statements.

Subject to certain exceptions, tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Company, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Company.

20	2024 PROXY STATEMENT

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;
•	whether the service places the auditor in the position of auditing his or her own work;
•	whether the service results in the auditor acting as management or an employee of the Company; and
•	whether the service places the auditor in a position of being an advocate for the Company.

BOXLIGHT CORPORATION	21

Vote Required

A majority of the shares present in person or by proxy and entitled to vote at our 2024 Annual Meeting is required to ratify Proposal No. 2.

22	2024 PROXY STATEMENT

Proposal 3: Advisory Vote on Executive Compensation

(“Say-on-Pay”)

What am I voting on and how should I vote?

This proposal gives our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, in accordance with Section 14A of the Exchange Act, the compensation of our Named Executive Officers, or NEOs, as disclosed in this Proxy Statement. At our Annual Meeting of Shareholders held on May 23, 2023 (the “2023 Annual Meeting”), a majority of the votes cast on the say-on-pay proposal were cast “For” the approval of the compensation of our NEOs. We are once again asking that you approve the compensation of our NEOs as set forth below.

The board of directors therefore recommends you vote “FOR” the Resolution that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation, compensation tables, and narrative discussions to be hereby APPROVED.

Approval on an advisory basis of the compensation of our named executive officers is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the 2024 Annual Meeting in order to be approved.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 3 IS AS FOLLOWS:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement in the section entitled “Executive Compensation,” including the compensation tables and narrative discussions set forth therein.”

ADVISORY VOTE ONLY

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the board of directors. However, the Compensation Committee will consider the outcome of this vote when considering future executive compensation arrangements. Abstentions and broker non-votes will have no effect on the vote on this proposal.

BOXLIGHT CORPORATION	23

Audit Committee Report

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

With respect to the audit of Company’s financial statements for the year ended December 31, 2023, the Audit Committee:

•	has reviewed and discussed the audited financial statements with management;
•	has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted by the members of the Audit Committee of the board of directors:

R. Wayne Jackson (Chair)

Tiffany Kuo

Rudolph F. Crew

24	2024 PROXY STATEMENT

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding the compensation of our named executive officers for the years ended December 31, 2023 and 2022:

Name and		Salary	Bonus Awards(5)	Stock Awards(6)	Option Awards(8)	Total
Principal Position	Year	($)	($)	($)	($)	($)
Michael Pope(1)(2)	2023	400,000	364,183	334,250(7)	70,460	1,168,893
Chief Executive	2022	387,500	201,250	180,000	420,000	1,188,750
Officer
Mark Starkey(3)	2023	269,189	122,523	35,028	6,712	433,449
President	2022	256,328	124,292	116,000	-	496,620

Henry Nance	2023	260,000	158,895	35,028	6,712	460,635
Chief Operating Officer	2022	253,750	150,000	116,000	-	519,750

Greg Wiggins(4)	2023	250,000	120,529	17,275	3,310	391,114
Chief Financial	2022	104,167	37,500	-	101,250	242,917
Officer
Patrick Foley	2023	-	-	-	-	-
Former Chief	2022	167,894	51,943	-	-	219,837
Financial Officer
Shaun Marklew	2023	263,815	74,216	35,028	6,712	379,770
Chief Technology	2022	251,283	82,861	116,000	-	450,144
Officer

1.)	Mr. Pope was appointed to the position of Chief Executive Officer and Chairman on March 20, 2020. On January 4, 2024, Mr. Pope ceased being Chief Executive Officer and Chairman but remains as a non-executive member of the board of directors.
2.)	Mr. Pope’s bonus for calendar year 2022 was paid in 2023.
3.)	Mr. Starkey was appointed as President of the Company in November 2020 On January 28, 2024, Mr. Starkey ceased being President of the Company.

BOXLIGHT CORPORATION	25

4.)	Mr. Wiggins was appointed Chief Financial Officer in July, 2022, replacing Mr. Foley, whose previously announced resignation was effective at the same time. Mr. Foley’s resignation was for personal reasons and not as the result of disagreements between Mr. Foley and the Company on any matter relating to the Company’s operations, policies or practices.
5.)	Inasmuch as the Company did not have additional available shares to issue under its current Equity Incentive Plan as 100% of the bonuses, 63% of the bonuses paid to each recipient was paid in cash and the balance of 37% of the bonuses paid in Stock Awards under the Equity Incentive Plan.
6.)	As required by SEC rules, amounts shown in this column, “Stock Awards,” present the aggregate grant or modification date fair value of RSU’s granted or modified in each year in accordance with ASC 718, Compensation-Stock Compensation and represents the value based on the probable outcome of performance conditions. See also Note 13 – Stock Compensation, to our audited financial statements for the year ended December 31, 2023, included in our 2023 Annual Report on Form 10-K. These awards were made under the provisions of the equity-based incentive compensation program.
7.)	Net of cancellations of $146,411.
8.)	Option awards are net of cancellations of $358,652 for Mr. Pope, $28,336 for Mr. Starkey, Mr. Nance, and Mr. Marklew, and $13,974 for Mr. Wiggins.

Outstanding Equity Awards

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2023:

Option Awards

			Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option	Option
	Grant	Options (#)	Options (#)	Exercise	Expiration
Name	Date	Exercisable	Unexercisable	Price ($)	Date
Michael Pope	April 15, 2020	45,834	4,166	5.6	April 15, 2025
	February 14, 2022	37,742	24,017	8.8	February 14, 2027
	January 1, 2023	35,435	-	2.42	January 1, 2028
Henry Nance	April 15, 2020	45,834	4,166	5.6	April 15, 2025
	February 10, 2023	1,954	-	3.23	February 10, 2028
Greg Wiggins	July 5, 2022	5,860	12,890	5.41	July 4, 2027
	February 10, 2023	964	-	3.23	February 10, 2028
Mark Starkey	February 10, 2023	1,954	-	3.23	February 10, 2028
Shaun Marklew	February 10, 2023	1,954	-	3.23	February 10, 2028

26	2024 PROXY STATEMENT

Stock Awards

				Equity Incentive Plan	Equity incentive plan
		Number of		Awards; number of ;	Awards; market or
		Shares or Units	Market Value of	Unearned Shares,	Payout value of
		Of Stock That	Shares or Units of	Units or other rights	Unearned shares, units
	Grant	Have Not	Stock that have	That have not vested	or other rights that
Name	Date	Vested (#)	Not Vested ($)	(#)	have not vested ($)
Michael Pope	February 14, 2022	-	-	7,954	8,511
	August 25, 2023	-	-	136,451	146,003
Mark Starkey	September 25, 2020	-	-	16,502	17,657
	February 24, 2022	-	-	7,031	7,523
	August 25, 2023	-	-	4,687	5,015
Henry Nance	February 24, 2022	-	-	6,250	7,523
	August 25, 2023	-	-	15,402	16,480
Shaun Marklew	September 25, 2020	-	-	16,502	17,657
	February 24, 2022	-	-	7,031	7,523
	August 25, 2023	-	-	4,687	5,015
Greg Wiggins	August 25, 2023	-	-	7,596	8,128

BOXLIGHT CORPORATION	27

Pay vs performance

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)	Net Loss ($000)
2023	1,168,893	628,465	364,183	193,572	43.15	(39,156)
2022	1,188,750	453,032	448,358	161,357	90.20	(3,743)
2021	3,068,178	818,689	361,415	275,240	20.26	(13,8052)

	2023		2022		2021
	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs
Summary Compensation Table Total	$ 1,168,893	$ 364,183	$ 1,188,750	$ 448,358	$ 3,068,178	$ 361,415
Deduction for Amounts Reported under the Stock Awards Column in the SCT	(334,250)	(30,590)	(180,000)	(87,000)	(2,468,191)	(83,000)
Deduction for Amounts Reported under the Option Awards Column in the SCT	(70,460)	(5,862)	(420,000)	(25,313)	-	-
Increase/deduction for change in Fair Value from prior year-end to current YE of awards granted prior to year that were outstanding and unvested as of YE.	(112,433)	(126,864)	(112,433)	(147,938)	(40,188)	(18,488)
Increase/deduction for change in Fair Value from prior year-end to vesting date of awards granted prior to year that vested during year.	(23,285)	(7,295)	(23,285)	(26,750)	258,890	15,313
Compensation Actually Paid	$ 628,465	$ 193,572	$ 453,032	$ 161,357	$ 818,689	$ 275,240

Analysis of the Information Presented in the Pay versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

28	2024 PROXY STATEMENT

Compensation Actually Paid and Net Loss

Our Company has not historically looked to net income (loss) as a performance measure for our executive compensation program. Our net loss was $39.2 million in 2023 and $3.7 million in 2022. Our net loss in 2023 included non-cash impairment charges of $25.2 million.

Description of Relationship Between CEO and non-CEO Compensation Actually Paid and Company Total Shareholder Return

We do not use cumulative TSR as a performance measure in our executive compensation program. However, there is general alignment of Compensation Actually Paid and our cumulative TSR as a significant portion of the compensation paid to our NEOs is comprised of equity awards, the value of which is dependent on our stock price.

BOXLIGHT CORPORATION	29

Employment Arrangements with Our Named Executive Officers

As of the year ended December 31, 2023, we had employment agreements in place with Messrs. Pope, Starkey, Wiggins, Nance and Marklew, the terms of which are set forth below. In addition, we had employment agreements in place with Mr. Foley and Ms. Brown, prior to their resignations in January 2021 and July 2022, respectively.

Michael Pope, 43.

On February 14, 2022, with an effective date of January 1, 2022, the Company entered into a new employment (the “Employment agreement”) agreement with Mr. Pope, extending the term of his employment with the Company. Under the terms of the Employment Agreement, Mr. Pope will receive base compensation of $400,000 per year, eligibility for an annual performance bonus of between $350,000 to $525,000 depending on the achievement of certain performance goals established by the board of directors, along with an annual grant of Restricted Stock Units, valued at approximately $180,000, and $420,000 in the form of options to purchase Class A common stock, both of which are valued using the Black-Scholes Model with the Company’s customary inputs. Mr. Pope will also continue to be eligible to participate in customary fringe benefit plans and programs, as may be generally available to senior executives of the Company from time to time. The Employment Agreement continues through December 31, 2024 (the “Initial Term”), which Initial Term may be renewed or extended by mutual agreement of the Company and Mr. Pope. The Employment Agreement supersedes in its entirety the terms of the prior employment agreements between Mr. Pope and the Company dated November 30, 2017 and March 20, 2020.

Mr. Pope’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided, that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement).

On January 4, 2024 the board of directors terminated the employment of Mr. Pope but he continues to remain as a non-executive member of the board of directors.

Mark Starkey, 51. Mr. Starkey is compensated pursuant to the terms of his employment agreement with Sahara, originally dated, as amended by a deed of variation, dated September 24, 2020 (the “Deed of Variation”), Mr. Starkey receives annual compensation of £200,000, a quarterly bonus of £37,500 if he meets certain revenue and gross profit targets as such targets may be set by the Company’s board of directors or compensation committee, with a maximum annual bonus of up to £180,000. Mr. Starkey is entitled to 27 days of vacation, a company vehicle, and is required to provide the Company with 12 months’ advance notice prior to resignation. Mr. Starkey left the Company in January 2024.

Greg Wiggins, 44. The Company entered into an employment agreement with Mr. Wiggins, dated June 13, 2022 pursuant to which Mr. Wiggins shall receive a base salary of $250,000 per year and shall, upon evaluation of his performance and at the discretion of the Company’s chief executive officer, be awarded a cash bonus in the amount of $150,000 on an annual basis commencing on the year ending December 31, 2022. In addition to (and not in lieu of) the base salary, the Company shall grant Mr. Wiggins employee stock options to purchase up to 150,000 shares of common stock (vesting in equal monthly installments over a four-year period, commencing on July 5, 2022), pursuant to the Plan.

30	2024 PROXY STATEMENT

Mr. Wiggins’ agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than cause (as defined in the employment agreement).

Patrick Foley, 56. Mr. Foley was compensated pursuant to the terms of his employment agreement with Sahara Presentation Systems, originally dated April 7, 2020 (the “Foley Employment Agreement”), as amended by a deed of variation, dated September 24, 2020 (the “Foley Deed of Variation”), Mr. Foley received annual compensation of £175,000, a quarterly bonus of £6,250 if he met 90% of a gross profit target and £12,500 if he achieved 100% of the gross profit target, as such gross profit target may be set by the Company’s board of directors or compensation committee, with a maximum annual bonus of up to £50,000. Mr. Foley was entitled to 27 days of vacation, a yearly car allowance of £9,600, and was required to provide six months’ advance notice prior to resignation. Mr. Foley served as our Chief Financial Officer through July 5, 2022.

Henry “Hank” Nance, 51. The Company entered into an employment agreement with Mr. Nance, dated as of November 30, 2017, pursuant to which Mr. Nance shall receive a base salary of $260,000 per year and shall, upon evaluation of his performance and at the discretion of the Company’s chief executive officer, be awarded a cash bonus in the amount of $50,000 on a quarterly basis commencing on the quarter ending December 31, 2017. In addition to (and not in lieu of) the base salary, the Company shall grant Mr. Nance employee stock options to purchase up to 200,000 shares of Class A common stock (vesting in equal monthly installments over a one-year period, commencing on January 31, 2018), pursuant to the Plan.

Mr. Nance’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than cause (as defined in the employment agreement).

BOXLIGHT CORPORATION	31

Jens Holstebro 55. The Company entered into an employment agreement with Mr. Holstebro, effective as of March 1, 2024, pursuant to which he is to serve as Executive Vice President and General Manager of Boxlight’s United States operations with general management responsibility for the day-to-day operating performance of Boxlight’s United States profit centers, including, without limitation, (i) the Company, (ii) Boxlight Inc., (iii) EOSEDU, LLC, and (iv) FrontRow Calypso LLC. Mr. Holstebro was formerly the Chief Executive Officer of FrontRow Calypso LLC. Under the two-year term of his employment agreement, Mr. Holstebro receives a base salary of $305,000 and is entitled to a target annual performance bonus of $125,000, with a maximum annual bonus of up to $250,000, conditioned upon the Company and its United States based subsidiaries achieving certain reasonable performance targets to be established by the Board and/or the CEO. Although Mr. Holstebro’s employment is “at will” entitling the Company to terminate the agreement at any time, if such termination is for any reason, other than “Cause” (as defined in the employment agreement), the Company will pay to the employee, within thirty (30) days of such termination, or in the event of his subsequent death, his estate, an amount equal to 12 months of his base salary as a severance payment. In addition, the employee shall not, after the date of termination, be entitled to receive any further benefits, if any, under any employer plans except for COBRA coverage. In the event of termination of the employment without Cause, Mr. Holstebro shall also be entitled to receive any accrued bonus previously granted but not yet paid as of the date of such termination. All unvested stock options shall automatically terminate and expire as of the termination and all vested stock options that have not been exercised by the employee within 90 days after such termination shall expire at the end of the 90th day following such termination.

Shaun Marklew, 49. Mr. Marklew, originally Chief Operating Officer of Sahara, is compensated pursuant to the terms of his employment agreement with Sahara. Under his employment agreement, dated January 1, 2019, as amended by a deed of variation, dated September 24, 2020. Mr. Marklew receives annual compensation of £175,000, a quarterly bonus of £25,000 if he meets certain revenue and gross profit targets, as such targets may be set by the Company’s board of directors or compensation committee, with a maximum annual bonus of up to £120,000. Mr. Marklew is entitled to 27 days of vacation, a yearly car allowance of £9,600, and is required to provide the six months’ advance notice prior to resignation.

32	2024 PROXY STATEMENT

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table provides information as of December 31, 2023 about our equity compensation plans and arrangements.

Securities
		Number of		Remaining Available for
		Securities to be	Weighted Average	Future Under
		Issued upon Exercise	Exercise Price	Equity Compensation
		of Outstanding	of Outstanding	Plans (excluding
		Options, Awards,	Options, Warrants	securities reflected
		and Rights(1)	and Rights	in column (a))
Plan Category		(a)	(b)	(c)
Equity compensation plans approved by security holders (1)		755,745	$5.88	650
Equity compensation plans not approved by security holders	(2)	1,386,002	$6.57	—
Total		2,141,747	$6.34	650

1.)	Includes 340,675 equity incentive grants issued to Sahara employees in conjunction with our acquisition of Sahara Presentation Systems.

The Company has issued grants under two equity incentive plans, both of which have been approved by the Company’s shareholders: (i) the 2014 Equity Incentive Plan, as amended (the “2014 Plan”), pursuant to which  a total of 6,390,438 shares of the Company’s Class A common stock have been approved for issuance, and (ii) the 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to which a total of 5,000,000 shares of the Company’s Class A common stock have been approved for issuance. Upon approval of the 2021 Plan in June 2021, any shares remaining available for issuance under the 2014 Plan were cancelled, and all future grants were issued under the 2021 Plan. The 2021 Plan allows for issuance of shares of our Class A common stock, whether through restricted stock, restricted stock units, options, stock appreciation rights or otherwise, to the Company’s officers, directors, employees and consultants. As of December 31, 2023, a total of 650 shares remained available for issuance under the 2021 Plan.

2.)	Includes warrants issued to Dynamic Capital, Whitehawk Finance LLC, Ryan Legudi and a third-party investor.

BOXLIGHT CORPORATION	33

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 2024, certain information with respect to the beneficial ownership of our Class A common stock, by each beneficial owner of more than 5% of the Company’s Class A common stock, each director and each named executive officer and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the footnotes to this table. As of March 31, 2024, 9,787,389 shares of our Class A common stock were issued and outstanding.

Unless otherwise indicated, the address for each of the beneficial owners named below is c/o Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097.

	Shares beneficially owned
Name of Beneficial Owner	Shares	Percentage	**
Named Executive Officers
Dale Strang (1)	63,448	*
Michael Pope (2)	277,997	2.84%
Jens Holstebro (3)	8,774	*
Henry Nance (4)	73,382	*
Greg Wiggins (5)	7,270	*
Shaun Marklew (6)	11,527	*
Mark Starkey (7)	52,812	*
Directors
James Mark Elliott	70,783	*
Rudolph F. Crew (8)	74,472	*
Tiffany Kuo (9)	70,252	*
Charles P. Amos	51,542	*
R. Wayne Jackson	60,336	*
All directors and executive officers as a group (12 Persons)	822,595	8.44%

**	calculated based on 9,727,780 shares of Class A common stock outstanding as of March 31, 2024.
*	denotes less than 1%
1.)	Includes 32,657 shares of Class A common stock issuable upon exercise of stock options.

2.) Includes 127,282 shares of class A common stock issuable upon exercise of stock options.

3.)	Includes 477 RSUs to be converted into 477 shares of class A common stock within 60 days.

4.) Includes 50,913 shares of Class A common stock issuable upon exercise of stock options, and 1,181 RSUs to be converted into 1,181 shares of Class A common stock within 60 days.

5.)	Includes 7,996 shares of Class A common stock issuable upon exercise of stock options, and 543 RSUs to be converted into 543 RSUs within 60 days.
6.)	Includes 1,953 shares of Class A common stock issuable upon exercise of stock options, and 3,444 RSUs to be converted into 3,444 shares of class A common stock within 60 Days.
7.)	Includes 1,954 shares of class A common stock issuable upon exercise of stock options.
8.)	Includes 9,792 shares of class A common stock issuable upon exercise of stock options.
9.)	Includes 18,750 shares of class A common stock issuable upon exercise of stock options.

34	2024 PROXY STATEMENT

Related Party Transactions

Management AgreementS

On November 1, 2022, the Company entered into a consulting agreement with Mark Elliott, former CEO of Boxlight and a current member of the board of directors. The agreement is for Mr. Elliott to provide sales, marketing, management and related consulting services to assist the Company in sourcing and entering into agreements with one or more customers to provide products and services for specified school districts. The Company will pay Mr. Elliott a fixed payment of $4,000 per month and commissions equal to 15% of gross profit derived by the Company based on total purchase order revenue. The agreement, unless cancelled, will renew every year on December 31st.

On January 31, 2018, the Company entered into a management agreement (the “Management Agreement”) with an entity owned and controlled by our former CEO and Chairman, Michael Pope. The Management Agreement was separate and apart from Mr. Pope’s employment agreement. The Management Agreement is effective as of the first day of the same month that Mr. Pope’s employment with the Company terminates, and for a term of 13 months, Mr. Pope will provide consulting services to the Company including sourcing and analyzing strategic acquisitions, assisting with financing activities, and other services. As consideration for the services provided, the Company will pay a management fee equal to 0.375% of the consolidated net revenues of the Company, payable in monthly installments, not to exceed $250,000 in any calendar year. At his option, Mr. Pope may defer payment until the end of each year and receive payment in the form of shares of Class A common stock of the Company. On January 4, 2024, Mr. Pope’s employment with the Company terminated and in accordance with the Management Agreement, Mr. Pope is expected to continue providing consulting services to the Company for the subsequent 13 months.

Related Party Transaction Policy

Our Audit Committee Charter provides that our Audit Committee will be responsible for reviewing and approving in advance any related party transaction. Transactions requiring such pre-approval will include, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

BOXLIGHT CORPORATION	35

Questions and Answers About the Meeting

Why am I receiving these materials?

You are receiving these materials because you were a shareholder of Boxlight Corporation (the “Company”) as of June 12, 2024 (the “Record Date”), which is the record date of our 2024 Annual Meeting of Shareholders, which will be held online on Monday, July 22, 2024 at www.virtualshareholdermeeting.com/BOXL2024.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend that i vote?

PROPOSAL 1: ELECTION OF DIRECTORS
The board of directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The board of directors recommends that you vote FOR the ratification of FORVIS, LLP. We believe the firm has sufficient knowledge and experience to provide our Company with a wide range of accounting services that are on par with the best offered in the industry.

PROPOSAL 3: EXECUTIVE COMPENSATION
The board of directors recommends that you vote FOR the approval of the Company’s executive compensation plan, on an advisory basis. We believe the numbers that we have prepared are fair and in the best interest of the Company’s executives and shareholders alike.

36	2024 PROXY STATEMENT

Who is entitled to vote at the Annual Meeting?

You can vote your shares of Class A common stock if our records show that you owned the shares on the Record Date. As of the close of business on the date of filing, a total of 9,787,740 shares of Class A common stock are entitled to vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote on all matters presented at the Annual Meeting.

What do I need to do to attend the Annual Meeting virtually?

To attend the meeting online, you will need to log into our 2024 Annual Meeting approximately 10-15 minutes before the start of the meeting, which commences at 11 am ET on Monday, July 22, 2024, at www.virtualshareholdermeeting.com/BOXL2024. You may attend as a shareholder, which will entitle you to vote and ask questions, or you may attend as a guest.

What is the difference between holding shares as a sHAREholder of record and as a beneficial owner?

SHAREholders of Record (shares registered in your name):

You hold your shares directly and may vote your shares in accordance with the instructions on your proxy card.

Beneficial Owners (shares registered in the name of your broker, bank or other nominee):

If your shares of our Class A common stock are held by a broker, bank, or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the Annual Meeting. However, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the Annual Meeting is:

•	Proposal 2: Ratification of the appointment of FORVIS, LLP as the Company’s independent auditor for fiscal year ending December 31, 2024.

All other matters to be acted upon at the Annual Meeting are “non-routine” matters. As such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on the following “non-routine” matters:

•	Proposal 1: Election of the seven directors named in this Proxy Statement.
•	Proposal 3: To approve (on an advisory basis) the Company’s executive compensation.

BOXLIGHT CORPORATION	37

How do I vote and what are the voting deadlines?

SHAREholders of Record (shares registered in your name):

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode available on your proxy card. Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on July 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VIA THE INTERNET

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on July 21, 2024. Have your proxy card in hand when you call and then follow the instructions.
BY TELEPHONE

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
BY MAIL

Attend the virtual meeting by going to www.virtualshareholdermeeting.com/BOXL2024 and logging in using the information contained on your proxy card.
AT THE VIRTUAL MEETING

In order for your vote to count, you must vote by July 21, 2024 at 11:59 pm. After that, the only way to cast your vote will be by attending the virtual meeting on Monday, July 22, 2024 at 11 am ET.
DEADLINE

Can I change my vote or revoke my proxy?

SHAREholders of Record (shares registered in your name):

Yes. You can revoke your proxy vote at any time before it is exercised at the Annual Meeting in any of these three ways:

•	by submitting written notice revoking your proxy card to the Secretary of the Company;
•	by submitting another proxy via the Internet or by mail that is dated after your original proxy vote and, if by mail, it is properly signed; or
•	by attending the Annual Meeting online and voting at that time.

38	2024 PROXY STATEMENT

Beneficial Owners (shares registered in the name of your broker, bank or other nominee):

If your shares of Boxlight Class A common stock are held by a broker, bank, or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the Annual Meeting. However, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the Annual Meeting is:

•	Proposal 2: Ratification of the appointment of FORVIS, LLP as the Company’s independent auditor for fiscal year ending December 31, 2024.

All other matters to be acted upon at the Annual Meeting are “non-routine” matters. As such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on the following “non-routine” matter:

•	Proposal 1: Election of the seven directors named in this Proxy Statement.
•	Proposal 3: To approve (on an advisory basis) the Company’s executive compensation.

What is the effect of giving a proxy?

Whichever method you use to transmit your voting instructions, your shares of Boxlight Class A common Stock will be voted as you direct. If you designate the proxy named on the proxy card to vote on your behalf, but do not specify how to vote your shares, they will be voted as follows:

•	Proposal 1: FOR ALL NOMINEES for the election of directors;
•	Proposal 2: FOR the ratification of the appointment of FORVIS, LLP as the Company’s independent auditor for fiscal year ending December 31, 2024;
•	Proposal 3: FOR the approval (on an advisory basis) the Company’s executive compensation;
•	For any other matters that may arise at the Annual Meeting, such matters will be voted in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting; and

If you vote in advance using one of the methods described above, then you may still attend and vote at the meeting. Please see Revoking a Proxy below for additional details.

If you vote your proxy, your vote must be received by 11:59 p.m. U.S. Eastern Standard Time on July 21, 2024 in order for your vote to be counted.

BOXLIGHT CORPORATION	39

What are the effects of abstentions and broker non-votes?

Abstentions and broker-non-votes will be counted for purposes of determining the presence of quorum but will have no effect on the outcome of the votes for the matters set forth in the Proxy Statement.

An abstention represents the action by a shareholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a shareholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

What is a quorum?

Under our amended and restated bylaws, as adopted on June 24, 2021, a quorum at all meetings of our shareholders requires 45% of the holders of our shares of capital stock entitled to vote, represented in person or by proxy.

How many votes are needed for approval of each proposal?

Proposal 1 requires a plurality of the combined voting power of the shares present in person or represented by proxy and entitled to vote to elect each nominee as a director. Proposal 2 requires the approval or ratification of a simple majority of shareholders voting. Since proposal 3 is an advisory vote, there is technically no minimum vote requirement for that proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

We do. In addition to sending you these materials and posting them on the internet, some of our employees may contact you by telephone, by mail, by fax, by email or in person. None of these employees will receive any extra compensation for doing this. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to shareholders.

What does it mean if I received more than one Notice?

This may be in error or otherwise reflect that you hold shares in different names. In addition, we may send reminders to ensure that shareholders vote their shares.

40	2024 PROXY STATEMENT

Is my vote confidential?

Yes.

I share an address with another sHAREholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

You may contact us at Investor Relations, Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097 or by email at investor.relations@boxlight.com.

How can I find out the results of the voting at the Annual Meeting?

We will be filing with the Securities and Exchange Commission a Current Report on Form 8-K reporting the results of the Annual Meeting. This Current Report should be filed within two business days of the Annual Meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of SHAREholders or to nominate individuals to serve as Directors?

February 13, 2025

Other Matters

Shareholders’ proposals for the 2025 annual meeting

A Shareholder of record may present a proposal for action at the 2025 Annual Meeting provided that we receive the proposal at our executive office no earlier than January 14, 2025 nor later than February 13, 2025. The proponent may submit a maximum of one (1) proposal of not more than five hundred (500) words for inclusion in our proxy materials for a meeting of security holders. At the 2025 Annual Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the Exchange Act, to vote on Shareholder proposals that are not submitted for inclusion in our Proxy Statement unless received by us before February 13, 2025.

Fiscal Year 2023 Annual Report and SEC Filings

We file annual and quarterly reports, proxy statements and other information with the SEC. Shareholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the internet web site maintained by the SEC at www.sec.gov.

Company Website

The Company’s Annual Report on Form 10-K is available on our website at www.boxlight.com.

BOXLIGHT CORPORATION	41

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Class A common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms furnished to us and written representations by our officers and directors regarding their compliance with applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that all Section 16(a) filing requirements for our executive officers, directors and 10% shareholders were met during the year ended December 31, 2023, except for the following:

Name	Late Reports	Transactions Covered	Number of Shares
Michael Ross Pope	Form 4	CLASS A COMMON STOCK	578,778
		STOCK OPTIONS	2,041,098
	Form 4	CLASS A COMMON STOCK	1,609
		CLASS A COMMON STOCK	5,691
		CLASS A COMMON STOCK	1,609
	Form 4	CLASS A COMMON STOCK	5,691
	Form 4	CLASS A COMMON STOCK	4,839
		CLASS A COMMON STOCK	1,368
	Form 4	CLASS A COMMON STOCK	171
	Form 4	CLASS A COMMON STOCK	171
	Form 4/A	CLASS A COMMON STOCK	171
	Form 4	CLASS A COMMON STOCK	171
		CLASS A COMMON STOCK	153,507
		CLASS A COMMON STOCK	240
		CLASS A COMMON STOCK	1,283
		CLASS A COMMON STOCK	171
		CLASS A COMMON STOCK	1,705
		CLASS A COMMON STOCK	182
		CLASS A COMMON STOCK	1,632
	Form 4	CLASS A COMMON STOCK	183

Roger Wayne Jackson	Form 4	CLASS A COMMON STOCK	35,176

Charles P. Amos	Form 4	CLASS A COMMON STOCK	35,176

Mark Starkey	Form 4	STOCK OPTIONS	250,000
	Form 4	CLASS A COMMON STOCK	5,875
		RSUs	12,500
		CLASS A COMMON STOCK	2,938
	Form 4	CLASS A COMMON STOCK	735
		RSUs	1,563
	Form 4	CLASS A COMMON STOCK	735
	Form 4	CLASS A COMMON STOCK	17,602
		CLASS A COMMON STOCK	368
		CLASS A COMMON STOCK	735
	Form 4	CLASS A COMMON STOCK	368
		CLASS A COMMON STOCK	517

42	2024 PROXY STATEMENT

Rudolph F. Crew	Form 4	CLASS A COMMON STOCK	35,176

Dale Strang	Form 4	CLASS A COMMON STOCK	35,176

Tiffany Kuo	Form 4	CLASS A COMMON STOCK	35,176

Henry “Hank” Nance	Form 4	STOCK OPTIONS	250,000
	Form 4	CLASS A COMMON STOCK	2,213
	Form 4	CLASS A COMMON STOCK	2,231
	Form 4	CLASS A COMMON STOCK	17,602
		CLASS A COMMON STOCK	235
	Form 4	CLASS A COMMON STOCK	235
		CLASS A COMMON STOCK	331

James Mark Elliott	Form 4	CLASS A COMMON STOCK	48,101
		CLASS A COMMON STOCK	48,101
		CLASS A COMMON STOCK	5,873
		CLASS A COMMON STOCK	5,873
		CLASS A COMMON STOCK	46,026
		CLASS A COMMON STOCK	46,026
		STOCK OPTIONS	48,101
		STOCK OPTIONS	5,873
		STOCK OPTIONS	46,026
	Form 4	CLASS A COMMON STOCK	35,176

Shaun Marklew	Form 4	STOCK OPTIONS	250,000
	Form 4	CLASS A COMMON STOCK	5,875
	Form 4	CLASS A COMMON STOCK	2,938
	Form 4	CLASS A COMMON STOCK	735
	Form 4	CLASS A COMMON STOCK	17,602
		CLASS A COMMON STOCK	368
		CLASS A COMMON STOCK	735
	Form 4	CLASS A COMMON STOCK	368
		CLASS A COMMON STOCK	517

Greg Wiggins	Form 4	STOCK OPTIONS	123,288
	Form 4	CLASS A COMMON STOCK	8,681
	Form 4	CLASS A COMMON STOCK	163

BOXLIGHT CORPORATION	43

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V11692-P93289 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! BOXLIGHT CORPORATION To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. BOXLIGHT CORPORATION 2750 PREMIERE PARKWAY DULUTH, GA 30097 01) Michael Pope 02) Tiffany Kuo 03) Rudolph F. Crew 04) James Mark Elliott 05) Dale Strang 06) Charles P. Amos 07) R. Wayne Jackson Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To ratify appointment of FORVIS LLP as the Company's independent accountants for the fiscal year ending December 31, 2024. 3. To approve (on an advisory basis) the Company's executive compensation. 4. To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof. 1. Elect seven (7) directors named in the attached proxy statement to serve until the 2025 annual meeting of shareholders. Nominees: The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on July 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BOXL2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on July 21, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V11693-P93289 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. The Annual Meeting of the Stockholders of Boxlight Corporation, a Nevada Corporation ("Company"), will be held virtually on July 22, 2024 at 11:00 a.m. (ET), at www.virtualshareholdermeeting.com/BOXL2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS OF BOXLIGHT CORPORATION JULY 22, 2024 AT 11:00 AM ET The stockholders hereby appoint Dale Strang and Greg Wiggins, with full power of substitution, who is authorized to vote as specified on the reverse side or, with respect to any matter not set forth on the reverse side, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of Class A Common Stock of Boxlight Corporation that the undersigned would be entitled to vote, if personally present, at the 2024 Annual Meeting of Stockholders and any adjournment thereof. Unless otherwisespecified, this proxy will be voted FOR Proposals1, 2, and 3. The Board of Directors recommendsa vote FOR Proposals 1, 2, and 3. Continued and to be signed on reverse side